Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated May 16, 2022, with respect to the consolidated financial statements of Aspen Insurance Holdings Limited, included herein and to the reference to our firm under the heading “Experts” in the registration statement and related prospectus.
/s/ KPMG LLP
London, United Kingdom
December 11, 2024